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                                                                  Exhibit 99.(i)


                       [MAYER, BROWN & PLATT LETTERHEAD]


STUART M. STRAUSS                                                main telephone
Direct Dial (212) 506-2695                                        212-506-2500
sstrauss@mayerbrown.com                                             main fax
                                                                  212-262-1910

                                        September 22, 2000


The streetTracks(R) Series Trust
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

     This opinion is being furnished to The streetTracks(R) Series Trust, a Massachusetts business trust (the "Trust"), in connection with the Registration Statement on Form N-1A (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act") an indefinite number of shares of beneficial interest of $.001, par value of the Trust (the "Shares").

     We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deem necessary or appropriate for the purposes of this opinion.

     As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Ropes & Gray dated September 22, 2000.

     Based upon the foregoing, we are of the opinion that proper trust proceedings have been taken by the Trust so that the Shares have been validly authorized; and when the Shares are issued and sold in accordance with the terms of the Distribution Agreement referred to in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Trust's Statement of Additional Information under the caption "Capital Stock and Shareholder Reports").
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MAYER, BROWN & PLATT

   The streetTracks(R) Series Trust
   September 22, 2000
   Page 2 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "General Information" in the Prospectus forming a part of the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                       Very truly yours,
                                                       /s/ Mayer, Brown & Platt